UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 20, 2022 (May 19, 2022)

American Noble Gas, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-17204	87-3574612
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15612 College Blvd.

Overland Park, KS 66219

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (816) 955-0532

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
—	—	—

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 19, 2022, American Noble Gas, Inc. (the “Company”) granted to its executive officers (each a “Grantee” and collectively, the “Grantees”), outside of the Company’s existing equity compensation plans, and pursuant to certain restricted stock agreements, each dated May 19, 2022 (the “Restricted Stock Agreements”), an aggregate of 600,000 shares of Restricted Stock (as defined in the Restricted Stock Agreements (collectively the “May 2022 Grants”) as follows: (i) to Stanton E. Ross, the Company’s President, Chief Executive Officer and Chairman of the Board, 500,000 shares of Restricted Stock; and (ii) to Daniel F. Hutchins, the Company’s Chief Financial Officer, Treasurer and Secretary, 100,000 shares of Restricted Stock.

Each of the May 2022 Grants is scheduled to vest in equal installments at the end of each calendar quarter, beginning with the quarter ending June 30, 2022 and terminating with the quarter ending March 31, 2023, contingent upon such executive officer’s continued service to the Company at such points in time. Additionally, if a Grantee becomes associated in any way, including being employed by or owning more than a 1% equity interest in any business that competes, directly or indirectly, with the Company in any geographical area in which the Company does business, or if a Grantee engages in criminal conduct relating to the Company or any of its subsidiaries, or engages in conduct involving moral turpitude, then all shares of Restricted Stock that have not yet vested will be forfeited by such Grantee immediately. Also, in the event of a Change of Control (as defined in the Restricted Stock Agreements), all unvested shares of Restricted Stock will immediately vest. Further, if a Grantee’s service relationship with the Company is terminated by reason of his death, Retirement (as defined in the Restricted Stock Agreements) or Disability (as defined in the Restricted Stock Agreements), all unvested shares of Restricted Stock will also immediately vest.

The above actions were unanimously approved by the Board of Directors.

The foregoing description of the May 2022 Grants is not complete and is qualified in its entirety by reference to the full text of the Restricted Stock Agreements, the form of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Restricted Stock Purchase Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2022	American Noble Gas, Inc.

	By:	/s/ Stanton E. Ross
	Name:	Stanton E. Ross
	Title:	Chairman, President and Chief Executive Officer